UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

      Date of Report (Date of earliest event reported): April 23, 2007


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
----------------------                 ----------------        --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On April 23, 2007, Conseco, Inc. (the "Company") entered into an Employment Agreement (the "Agreement") with Edward J. Bonach to be its Executive Vice President and Chief Financial Officer effective the earlier of May 10, 2007 or one day after the Company files its Form 10-Q for the quarter ended March 31, 2007. The Agreement provides for Mr. Bonach's employment to commence on April 30, 2007 and to continue for a term ending on May 31, 2010. The Agreement also provides for an annual salary of $450,000, a target annual bonus of not less than 100% of his base salary (with a maximum of 200% of his base salary) and a minimum bonus for 2007 equal to his target bonus, prorated for the number of days worked in 2007. After commencement of his employment, Mr. Bonach will be awarded: (i) 40,000 shares of restricted stock, which shall vest in equal installments on the second and third anniversaries of the commencement of his employment with the Company; (ii) a non-qualified option to purchase 80,000 shares of Conseco common stock, with the option to vest in equal installments on the second and third anniversaries of the date of grant; and (iii) 35,000 performance shares, of which 21,000 shall be based on total shareholder return for 2007-2009 compared to a group of peer companies and 14,000 shall be based on the Company's return on equity. The exercise price of the option will be equal to the closing sales price of Conseco common stock on the date of grant and the option will expire in five years. The Company also agreed under the Agreement to make a $250,000 contribution to a deferred compensation account for Mr. Bonach. That contribution will vest in full on October 30, 2007. Mr. Bonach is also entitled under the Agreement to reimbursement for moving expenses, not to exceed $50,000, and reimbursement for up to three months of temporary housing in the Carmel, Indiana area. The Agreement also includes a covenant not to solicit which continues for one year after termination of employment. A copy of the Agreement is included as Exhibit 10.32 to this Current Report on Form 8-K.

     Mr. Bonach, age 53, has been Executive Vice President and Chief Financial Officer of National Life Group and related companies since 2002.

     Eugene M. Bullis, the Company's current Executive Vice President and Chief Financial Officer, will be retiring on May 10, 2007, the last day of his term of employment under his employment agreement, as amended, with the Company.

     Also attached as Exhibit 99.1 is the Company's press release dated April 23, 2007.


Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 24, 2007, the Company's Board of Directors approved an amendment to Section 2 of Article III of the Company's Amended and Restated Bylaws to increase the number of directors of the Company from eight to ten, effective at the annual meeting of shareholders to be held on May 22, 2007. The Company's Amended and Restated Bylaws are included as Exhibit 3.2 to this Current Report on Form 8-K.



Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits

         3.2 Amended and Restated Bylaws of Conseco, Inc. dated as of April 24, 2007.

        10.32 Employment Agreement dated as of April 23, 2007 between Conseco, Inc. and Edward J. Bonach.

        99.1   Press release of Conseco, Inc. issued April 23, 2007.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

April 27, 2007
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer